                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      ------------------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        New York                                       13-3439945
(State of incorporation                              (I.R.S. employer
if not a national bank)                             identification No.)

       40 Wall Street                                     10005
     New York, New York                                 (Zip Code)
   (Address of trustee's
principal executive offices)

                      ------------------------------------

                          MAFCO CONSOLIDATED GROUP INC.

               (Exact name of obligor as specified in its charter)

            Delaware                                       02-0424104

(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        identification No.)

      35 East 62 Street
      New York, New York                                     10021

(Address of principal executive                            (Zip Code)
         offices)

                      ------------------------------------

                              Value Support Rights

                       (Title of the Indenture Securities)

                                     GENERAL

1.    General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, Albany, New York

      (b)   Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.

2.    Affiliations with Obligor and Underwriters.

      If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

3.    Voting Securities of the Trustee.

      Furnish the following information as to each class of voting securities of the trustee:

                            As of December 6th, 1996

--------------------------------------------------------------------------------
            COL. A                                    COL. B
--------------------------------------------------------------------------------
      Title of Class                                  Amount Outstanding
--------------------------------------------------------------------------------
Common Shares - par value $600 per share.             1,000 shares


4.    Trusteeships under Other Indentures.

      None.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

      None.

6.    Voting Securities of the Trustee Owned by the Obligor or its Officials.


      None.

7.    Voting Securities of the Trustee Owned by Underwriters or their Officials.

      None.

8.    Securities of the Obligor Owned or Held by the Trustee.

      None.

9.    Securities of Underwriters Owned or Held by the Trustee.

      None.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

      None.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

      None.

12.   Indebtedness of the Obligor to the Trustee.

      None.

13.   Defaults by the Obligor.

      None.

14.   Affiliations with the Underwriters.

      None.

15.   Foreign Trustee.

      Not applicable.

16.   List of Exhibits.

      T-1.1 - A copy of the Organization Certificate of American Stock Transfer
              & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.


      T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

      T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust
              Indenture Act of 1939. - Exhibit A.

      T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Exhibit B.

                     ---------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of December 1996.

                                              AMERICAN STOCK TRANSFER
                                                   AND TRUST COMPANY
                                                      Trustee


                                                By: /s/ Herb Lemmer
                                                   -----------------------------
                                                   Vice President

                                                                       EXHIBIT A



Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                          Very truly yours,

                                          AMERICAN STOCK TRANSFER
                                           & TRUST COMPANY



                                          By  /s/ Herb Lemmer
                                             -----------------------------------
                                             Vice President

                                                                      FFEIC 034
                                                                      Page RC-1

Affix the address label in this space.        Exhibit  B                 |9|

American Stock Transfer & Trust Co.
---------------------------------------
Legal Title of Bank

New York
---------------------------------------
City

New York                   10005
---------------------------------------
State                      Zip Code

FDIC Certificate Number |_|_|_|_|_|

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                 --------
                                                                                                                     C100  <-
                                                                                                         ----------------
                                                                         Dollar Amounts in Thousands            Mil Thou
--------------------------------------------------------------------------------------------------------------------------
ASSETS

 1. Cash and balances due from depository institutions:
                                                                                                         ----------------
                                                                                                         RCON
    a. Noninterest-bearing balances and currency and coin (1)(2) ......................................  0081         216   1.a.
                                                                                                         ----------------
                                                                                                         RCON
    b. Interest-bearing balances (3) ..................................................................  0071               1.b.
                                                                                                         ----------------

 2. Securities:                                                                                          ----------------
                                                                                                         RCON
    a. Held-to-maturity securities (from Schedule RC-B, column A) .....................................  1754               2.a.
                                                                                                         ----------------
                                                                                                         RCON

    b. Available-for-sale securities (from Schedule RC-B, column D) ...................................  1773       5 073   2.b.
                                                                                                         ----------------

 3. Federal funds sold and securities purchased under agreements to resell:                              ----------------
                                                                                                         RCON
    a. Federal funds sold (4) .........................................................................  0276               3.a.
                                                                                                         ----------------
                                                                                                         RCON
    b. Securities purchased under agreements to resell (5) ............................................  0277               3.b.
                                                                                                         ----------------

 4. Loans and lease financing receivables:                                         ----------------
                                                                                   RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C) ............  2122                                     4.a.
                                                                                   ----------------
                                                                                   RCON
    b. LESS: Allowance for loan and lease losses ................................  3123                                     4.b.
                                                                                   ----------------
                                                                                   RCON
    c. LESS: Allocated transfer risk reserve ....................................  3128                                     4.c.
                                                                                   ----------------
                                                                                                         ----------------
    d. Loans and leases, net of unearned income, allowance, and reserve                                  RCON
       (item 4.a minus 4.b and 4.c) ...................................................................  2125               4.d.
                                                                                                         ----------------
                                                                                                         RCON
 5. Trading assets ....................................................................................  3545               5.
                                                                                                         ----------------
                                                                                                         RCON
 6. Premises and fixed assets (including capitalized leases) ..........................................  2145       2 950   6.
                                                                                                         ----------------
                                                                                                         RCON
 7. Other real estate owned (from Schedule RC-M) ......................................................  2150               7.
                                                                                                         ----------------
                                                                                                         RCON
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ..........  2130               8.
                                                                                                         ----------------
                                                                                                         RCON
 9. Customers' liability to this bank on acceptances outstanding ......................................  2155               9.
                                                                                                         ----------------
                                                                                                         RCON
10. Intangible assets (from Schedule RC-M) ............................................................  2143              10.
                                                                                                         ----------------
                                                                                                         RCON
11. Other assets (from Schedule RC-F) .................................................................  2160       5 711  11.
                                                                                                         ----------------
                                                                                                         RCON
12. a. Total assets (sum of items 1 through 11) .......................................................  2170              12.a.
                                                                                                         ----------------
                                                                                                         RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) ..................................................  0306              12.b.
                                                                                                         ----------------
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of                            RCON
       items 12.a and 12.b) ...........................................................................  0307      13 950  12.c.

                                                                                                         ----------------

-------
(1)  Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.5, "Federal funds sold."

                                                                       FFIEC 034
                                                                       Page RC-2
Schedule RC - Continued                                                   10


                                                                                                   ---------------------
                                                                        Dollar Amounts in Thousands          Mil  Thou
------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
                                                                                                   ---------------------
                                                                                                     RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) ..................  2200                 13.a.
                                                                                   -------------------------------------
                                                                                     RCON
       (1) Noninterest-bearing(1) .................................................  6631                                 13.a.(1)
                                                                                   ----------------
                                                                                     RCON
       (2) Interest-bearing .......................................................  6636                                 13.a.(2)
                                                                                   ----------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs ..............................

       (1) Noninterest-bearing ....................................................................

       (2) Interest-bearing .......................................................................

14. Federal funds purchased and securities sold under agreements to repurchase:
                                                                                                   ---------------------
                                                                                                     RCON
    a. Federal funds purchased(2) .................................................................  0278                 14.a.
                                                                                                   ---------------------
                                                                                                     RCON
    b. Securities sold under agreements to repurchase(3) ..........................................  0279                 14.b.
                                                                                                   ---------------------
                                                                                                     RCON

15. a. Demand notes issued to the U.S. Treasury ...................................................  2840                 15.a.
                                                                                                   ---------------------
                                                                                                     RCON
    b. Trading liabilities ........................................................................  3548                 15.b.
                                                                                                   ---------------------

16. Other borrowed money:
                                                                                                   ---------------------
                                                                                                     RCON
    a. With a remaining maturity of one year or less ..............................................  2332                 16.a.
                                                                                                   ---------------------
                                                                                                     RCON
    b. With a remaining maturity of more than one year ............................................  2333                 16.b.
                                                                                                   ---------------------
                                                                                                     RCON
17. Mortgage indebtedness and obligations under capitalized leases ................................  2910                 17.
                                                                                                   ---------------------
                                                                                                     RCON
18. Bank's liability on acceptances executed and outstanding ......................................  2920                 18.
                                                                                                   ---------------------
                                                                                                     RCON
19. Subordinated notes and debentures .............................................................  3200                 19.
                                                                                                   ---------------------
                                                                                                     RCON
20. Other liabilities (from Schedule RC-G) ........................................................  2930       1 977     20.
                                                                                                   ---------------------
                                                                                                     RCON
21. Total liabilities (sum of items 13 through 20) ................................................  2948       1 977     21.
                                                                                                   ---------------------

                                                                                                   ---------------------
                                                                                                     RCON
22. Limited-life preferred stock and related surplus ..............................................  3282                 22.
                                                                                                   ---------------------
EQUITY CAPITAL
                                                                                                   ---------------------
                                                                                                     RCON
23. Perpetual preferred stock and related surplus .................................................  3838                 23.
                                                                                                   ---------------------
                                                                                                     RCON
24. Common stock ..................................................................................  3230         600     24.
                                                                                                   ---------------------
                                                                                                     RCON
25. Surplus (exclude all surplus related to preferred stock) ......................................  3839       7 590     25.
                                                                                                   ---------------------
                                                                                                     RCON
26. a. Undivided profits and capital reserves .....................................................  3632       3 617     26.a.
                                                                                                   ---------------------
                                                                                                     RCON
    b. Net unrealized holding gains (losses) on available-for-sale securities .....................  8434         166     26.b.
                                                                                                   ---------------------
27. Cumulative foreign currency translation adjustments ...........................................
                                                                                                   ---------------------
                                                                                                     RCON

28. a. Total equity capital (sum of items 23 through 27) ..........................................  3210      11 973     28.a.
                                                                                                   ---------------------
                                                                                                     RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) ..............................................  0306                 28.b.
                                                                                                   ---------------------

                                                                                                   ---------------------
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)                        RCON
        (sum of items 28.a and 28.b) ..............................................................  3559      11 973     28.c.
                                                                                                   ---------------------

                                                                                                   ---------------------
29. Total liabilities, limited-life preferred stock, equity capital, and losses                      RCON
      deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) ......................  2257      13 950     29.
                                                                                                   ---------------------


Memorandum

To be reported only with the March Report of Condition.

   1. Indicate in the box at the right the number of the
      statement below that best describes the most                   Number
      comprehensive level of auditing work performed for the    -----------
      bank by independent external auditors as of any           RCON
      date during 1995........................................  6724        M.1.
                                                                -----------


1 =Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 =Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =Review of the bank's financial statements by external auditors

6 =Compilation of the bank's financial statements by external auditors

7 =Other audit procedures (excluding tax preparation work)

8 =No external audit work


----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."

(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."